Exhibit 4.3

FIRST AMENDMENT TO THE GUARANTIES

This first amendment, dated as of December 28, 2014 (the “First Amendment”) to each of the Guaranties (as defined below), between PETRÓLEO BRASILEIRO S.A.—PETROBRAS (the “Guarantor”), a sociedade de economia mista organized and existing under the laws of the Federative Republic of Brazil (“Brazil”), and THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”), as trustee for the holders of each series of Notes (as defined below) issued by Petrobras International Finance Company S.A. (the “Current Issuer,” as the successor of Petrobras International Finance Company) pursuant to the corresponding Indenture. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranties.

WITNESSETH:

WHEREAS, the Current Issuer is a wholly-owned Subsidiary of the Guarantor, and it was formerly incorporated with limited liability under the laws of the Cayman Islands and is now duly redomiciled and validly existing under the laws of Luxembourg, having its registered office located at 40, Avenue Monterey, L-2163 Luxembourg, Grand-Duchy of Luxembourg and registered with the Luxembourg trade and companies register under number B179383;

WHEREAS, Petrobras Global Finance B.V., a private company incorporated with limited liability under the laws of The Netherlands (the “Successor Company”), having its corporate seat at Rotterdam, The Netherlands and its principal office at Weenapoint Toren A, Weena 722, 3014 DA Rotterdam, The Netherlands, desires to assume the obligations of the Current Issuer in accordance with the relevant Indenture for each series of Notes on the date hereof in connection with the merger of the Current Issuer into the Successor Company;

WHEREAS, the Guarantor and the Trustee have previously entered into (i) the Amended and Restated Guaranty, dated as of February 10, 2012 (the “Amended and Restated 2018-1 Guaranty”) with respect to the U.S.$750,000,000 8.375% Global Notes due 2018 (the “2018-1 Notes”); (ii) the Amended and Restated Guaranty, dated as of February 10, 2012 (the “Amended and Restated 2016-1 Guaranty”, and together with the Amended and Restated 2018-1 Guaranty, the “Guaranties for 2002 Base Indenture Notes”) with respect to the U.S.$500,000,000 6.125% Global Notes due 2016 (the “Original 2016-1 Notes”) and an additional issuance of U.S.$399,053,000 6.125% Global Notes due 2016 (the “Reopening 2016-1 Notes,” and together with the Original 2016 Notes, the “2016-1 Notes”); (iii) the Amended and Restated Guaranty, dated as of July 9, 2009 (the “Amended and Restated 2019 Guaranty”) with respect to the U.S.$1,500,000,000 7.875% Global Notes due 2019 (the “Original 2019 Notes”) and an additional issuance of U.S.$1,250,000,000 7.875% Global Notes due 2019 (the “Reopening 2019 Notes,” and together with the Original 2019 Notes, the “2019 Notes”); (iv) the Guaranty, dated as of October 30, 2009 (the “2020 Guaranty”) with respect to the U.S.$2,500,000,000 5.75% Global Notes due 2020 (the “2020 Notes”); (v) the Guaranty, dated as of October 30, 2009 (the “2040 Guaranty”) with respect to the U.S.$1,500,000,000 6.875% Global Notes due 2040 (the “2040 Notes”); (vi) the Guaranty, dated as of January 27, 2011 (the “2016-2 Guaranty”) with respect to the U.S.$2,500,000,000 3.875% Global Notes due 2016 (the “2016-2 Notes”); (vii) the Amended and Restated Guaranty, dated as of February 6, 2012 (the “Amended and Restated 2021 Guaranty”) with respect to the U.S.$2,500,000,000 5.375% Global Notes due 2021 (the

“Original 2021 Notes”) and an additional issuance of U.S.$2,750,000,000 5.375% Global Notes due 2021 (the “Reopening 2021 Notes,” and together with the Original 2021 Notes, the “2021 Notes”); (viii) the Amended and Restated Guaranty, dated as of February 6, 2012 (the “Amended and Restated 2041 Guaranty”) with respect to the U.S.$1,000,000,000 6.750% Global Notes due 2041 (the “Original 2041 Notes”) and an additional issuance of U.S.$1,250,000,000 6.750% Global Notes due 2041 (the “Reopening 2041 Notes,” and together with the Original 2041 Notes, the “2041 Notes”); (ix) the Guaranty, dated as of December 9, 2011 (the “2018-2 Guaranty”) with respect to the €1,250,000,000 4.875% Global Notes due 2018 (the “2018-2 Notes”); (x) the Guaranty, dated as of December 9, 2011 (the “2022 Guaranty”) with respect to the €600,000,000 5.875% Global Notes due 2022 (the “2022 Notes”); (xi) the Guaranty, dated as of December 12, 2011 (the “2026 Guaranty”) with respect to the £700,000,000 6.250% Global Notes due 2026 (the “2026 Notes”); (xii) the Guaranty, dated as of February 6, 2012 (the “2015 Guaranty”) with respect to the U.S.$1,250,000,000 2.875% Global Notes due 2015 (the “2015 Notes”); (xiii) the Guaranty, dated as of February 6, 2012 (the “2017 Guaranty”) with respect to the U.S.$1,750,000,000 3.500% Global Notes due 2017 (the “2017 Notes”); (xiv) the Amended and Restated Guaranty, dated as of February 10, 2012 (the “Amended and Restated 2018-3 Guaranty”) with respect to the U.S.$1,000,000,000 5.875% Global Notes due 2018 (the “Original 2018-3 Notes”) and an additional issuance of U.S.$750,000,000 5.875% Global Notes due 2018 (the “Reopening 2018-3 Notes,” and together with the Original 2018-3 Notes, the “2018-3 Notes”); and together with the Amended and Restated 2019 Guaranty, the 2020 Guaranty, the 2040 Guaranty, the 2016-2 Guaranty, the Amended and Restated 2021 Guaranty, the Amended and Restated 2041 Guaranty, the 2018-2 Guaranty, the 2022 Guaranty, the 2026 Guaranty, the 2015 Guaranty and the 2017 Guaranty , the “Guaranties for 2006 Base Indenture Notes,” and together with the Guaranties for 2002 Base Indenture Notes, each a “Guaranty” and collectively, the “Guaranties”); with respect to the 2018-1 Notes, 2016-1 Notes, 2019 Notes, the 2019 Notes, the 2020 Notes, the 2040 Notes, the 2016-2 Notes, the 2021 Notes, the 2041 Notes, the 2018-2 Notes, the 2022 Notes, the 2026 Notes, the 2015 Notes, the 2017 Notes and the 2018-3 Notes (together, the “Notes”);

WHEREAS, the Guarantor is willing to enter into this First Amendment in order to reaffirm its irrevocable and unconditional guaranty of each series of Notes in accordance with the terms of each Guaranty corresponding to such series of Notes;

WHEREAS, the Guarantor confirms that any and all conditions and requirements necessary to make this First Amendment a valid, binding, and legal instrument in accordance with the terms of the Guaranties have been performed and fulfilled and the execution and delivery of this First Amendment has been in all respects duly authorized;

WHEREAS, pursuant to the terms of the Guaranties, including (i) Section 9 (Amendments, Etc.) under each of the Guaranties for 2002 Base Indenture Notes and (ii) Section 8 (Amendments, Etc.) under each of the Guaranties for 2006 Base Indenture Notes, the Trustee is authorized to execute and deliver this First Amendment; and

WHEREAS, each of the parties hereto is entering into this First Amendment for the benefit of the other party and for the equal and ratable benefit of the Noteholders.

NOW, THEREFORE, the Guarantor and Successor Company hereby agree as follows:

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SECTION 1. The term “Issuer” as defined in the first WHEREAS clause of each Guaranty (“Petrobras International Finance Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned Subsidiary of the Guarantor (the “Issuer”)”) shall be replaced in its entirely with the following: “Petrobras Global Finance B.V., a private company incorporated with limited liability under the laws of The Netherlands and a wholly-owned Subsidiary of the Guarantor (the “Issuer”) and its successors.” Each reference to the “Issuer” in each Guaranty shall be deemed to refer to the Successor Company.

SECTION 2. Except for the changes set forth in Section 1 above, each Guaranty shall remain in full force and effect.

SECTION 3. The terms of the Guaranties with respect to “Governing Law; Jurisdiction; Waiver of Immunity, Etc.” set forth in (i) Section 16 of each of the Guaranties for 2002 Base Indenture Notes and (ii) Section 15 of each of the Guaranties for 2006 Base Indenture Notes, shall apply to this First Amendment.

SECTION 4. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, enforceability or sufficiency of this First Amendment or for or in respect of the recitals contained herein, all of which are made solely by the Guarantor.

[SIGNATURE ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Guarantor and the Trustee have duly executed this First Amendment to each Guaranty as of the day and year first above written.

PETRÓLEO BRASILEIRO S.A.—PETROBRAS

By:	/s/ Gustavo Tardin Barbosa
Name: Gustavo Tardin Barbosa Title: Executive Manager of Corporate Finance

WITNESSES:

1. /s/ Guilherme Rajime T. Saraiva
Name: Guilherme Rajime T. Saraiva International Capital Market Coordinator
2. /s/ Bianca Nasser Patrocínio
Name: Bianca Nasser Patrocínio Manager – Corporate Finance

ACKNOWLEDGED:

THE BANK OF NEW YORK MELLON, as Trustee and not in its individual capacity

By:	/s/ Catherine F. Donohue
Name: Catherine F. Donohue Title: Vice President

WITNESSES:

1. /s/ Stacey B. Poindexter

Name: Stacey B. Poindexter

Vice President

2. /s/ Thomas Hacker

Name: Thomas Hacker

Vice President

STATE OF NEW YORK          )

                                                  )        ss:

COUNTY OF NEW YORK     )

On this 28th day of December 2014, before me, a notary public within and for said county, personally appeared Catherine F. Donohue, to me personally known, who being duly sworn, did say that she is a Vice President of The Bank of New York Mellon, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said entity.

On this 28th day of December 2014, before me personally came Stacey B. Poindexter and Thomas Hacker to me personally known, who being duly sworn, did say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

/s/ Danny Lee

Notary Public

COMMISSION EXPIRES

Danny Lee, Notary Public

State of New York, NO. 01LE6161129

Qualified in New York County

Commission Expires February 20, 2015